Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C.
1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of EXp Realty International Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2016 as filed with the Securities and Exchange Commission (the “Report”), Glenn Sanford, as Chief Executive Officer of the company, and Alan Goldman, as Chief Financial Officer of the Company, each hereby certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 13, 2016

By:	/s/ Glenn Sanford
Glenn Sanford
Chief Executive Officer and Chairman of the Board of Directors

By:	/s/ Alan Goldman
Alan Goldman
Chief Financial Officer